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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
SouthBanc Shares, Inc.


We consent to the use of our report dated November 7, 1997, related to the audit of Perpetual Bank, A Federal Savings Bank as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997, included herein and to the reference to our firm under the heading "Experts" in the amended registration statement and related prospectus.



                                               /s/KPMG PEAT MARWICK LLP

                                               KPMG PEAT MARWICK LLP

Greenville, South Carolina
February 3, 1998